Exhibit 10(t)
                           AMENDMENT
                               TO
                      EMPLOYMENT AGREEMENT
                               OF
                        HAROLD E. LAYMAN


     THIS AMENDMENT made as of this 3rd day of February, 2000, by and between BLOUNT INTERNATIONAL, INC. (the "Company") and HAROLD E. LAYMAN
("Executive");

                          WITNESSETH:

     WHEREAS, the Company and Executive entered into an Employment
Agreement, dated as of April 18, 1999 ("Employment Agreement"), which agreement became effective on August 19, 1999; and

     WHEREAS, the parties now desire to amend the Employment Agreement in the manner hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Employment Agreement, the parties hereby agree to amend the Employment Agreement as follows:

                               1.

     Section 2 of the Employment Agreement is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

      "2.  Employment and Term

      (a) Subject to the terms and conditions of this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment, as President and Chief Operating Officer of the Company and shall have such responsibilities, duties and authority that are consistent with such position as may from time to time be assigned to Executive by the Board. Executive hereby agrees that during the Term of this Agreement he will devote substantially all his working time, attention and energies to the diligent performance of his duties as President and Chief Operating Officer of the Company. With the consent of the Board of Directors, the Executive may serve as a director on the boards of directors or trustees of additional companies and organizations.

      (b)Unless earlier terminated as provided herein, Executive's employment under this Agreement shall be for a rolling, three year term (the "Term") commencing on February 3, 2000, and shall be deemed to automatically, without further action by either the Company or Executive, extend each day for an additional day, such that the remaining term of the Agreement shall continue to be three years; provided, however, that (i) either party may, by written notice to the other, cause this Agreement to cease to extend automatically and, upon such notice, the "Term" of this Agreement shall be the three years following the date of such notice and this Agreement shall terminate upon the expiration of such Term, and (ii) the Term of this Agreement shall not extend beyond the date Executive attains age 65, unless the parties otherwise agree in writing. If no such notice to cease to extend has been given and this Agreement is terminated pursuant to
     Section 5.1 or 5.2 hereof, for the purposes of calculating and assessing the damages to Executive as a result of such termination, the remaining Term of this Agreement shall be deemed to be three years from the date of such termination (or, if earlier, the date Executive attains age 65)."

                               2.

     Section 3(a) is hereby amended to provide that Executive's Base Salary shall be increased to Four Hundred Thousand and No/100 Dollars ($400,000.00).

                              3.

     Section 3(b) is hereby amended to provide that Executive's annual Target Bonus shall be increased to 55% of Base Salary and that his maximum award for exceeding the performance goals shall be increased to 110% of the Base Salary.

                               4.

     Section 5.1 is hereby amended by deleting the fourth sentence of the present section in its entirety and substituting the following in lieu thereof:

     "Unless specified otherwise, the time periods in (a) through (i) below shall be thirty-six (36) months commencing on the date of Executive's termination ("Severance Period")."

                               5.

     Section 6.7(i) is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

      "(i)the assignment to Executive of any duties inconsistent with Executive's status as the President and Chief Operating Officer of the Company, or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those on the effective date of his employment as the President and Chief Operating Officer of the Company."

                               6.

     As of the Effective Date of this Amendment, the Company shall grant to Executive, pursuant to the terms of the Company's 1999 Stock Incentive Plan, 12,500 Time Options and 12,500 Performance Options. The Option exercise price shall be $14.8688 per share.

                               7.

     This Amendment to the Employment Agreement shall be effective as of February 3, 2000 ("Effective Date"). Except as hereby modified, the provisions of the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

     COMPANY:

     BLOUNT INTERNATIONAL, INC.


     By _____________________________


     EXECUTIVE:

     ________________________________
     HAROLD E. LAYMAN